     As filed with the Securities and Exchange Commission on July 15, 2003
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                                IMAX CORPORATION
             (exact name of registrant as specified in its charter)

             CANADA                                        98-0140269
(State or other jurisdiction of                          (IRS Employer
 incorporation or organization)                      Identification Number)

                                                               ROBERT D. LISTER
           IMAX CORPORATION                                    IMAX U.S.A. INC.
         2525 SPEAKMAN DRIVE,                           110 E. 59TH STREET, SUITE 2100,
     MISSISSAUGA, ONTARIO L5K 1B1                          NEW YORK, NEW YORK 10022
            (905) 403-6500                                      (212) 821-0100
(Address, including zip code, and telephone          (Name, address, including zip code, and
number, including area code, of registrant's             telephone number, including area
     principal executive offices)                          code, of agent for service)

                            -------------------------

                                   COPIES TO:

  Brice T. Voran, Esq.                                 Philip C. Moore
   Shearman & Sterling                               McCarthy Tetrault LLP
     199 Bay Street                                  55 King Street West
   Commerce Court West                            Toronto Dominion Bank Tower
Suite 4405, P.O. Box 247                            Suite 4700, TD Centre
Toronto, Ontario M5L 1E8                           Toronto, Ontario M5K 1E6



      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Registration Statement is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [ ]

      If this Registration Statement is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         -------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                                               Proposed
                                                              Proposed         maximum
                                                              maximum         aggregate       Amount
                                              Amount to    offering price      offering         of
          Title of each class of                 be             per             price      registration
        securities to be registered          registered    unit or share      (4)(6)(7)        fee
        ---------------------------          ----------    -------------      ---------        ---
Debt securities (5), common shares,
preferred shares, warrants, stock purchase
contracts and units  (1)(2)(9)               $250,000,000      - (3)         $250,000,000    $20,225



(1) Such presently indeterminate number, principal amount or liquidation amount of debt securities, common shares, preferred shares, warrants, stock purchase contracts and units of IMAX as may, from time to time, be issued at indeterminate prices, with an aggregate initial offering price not to exceed $250,000,000 in United States dollars or the equivalent in any other currency.

(2) Also includes such indeterminate number or principal amount of debt securities, common shares and preferred shares of IMAX as may be issued as units or upon conversion or exchange of any debt securities or preferred shares that provide for conversion or exchange into other securities or upon exercise of warrants for such securities or upon settlement of stock purchase contracts for common shares or preferred shares.

(3)   Omitted pursuant to General Instruction II.D. of Form S-3.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(5)   Exclusive of accrued interest and distributions, if any.

(6) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(7) Such amount represents the principal amount of any debt securities or preferred shares issued at their principal or liquidation amount, the issue price rather than the principal or liquidation amount of any debt securities or preferred securities issued at an original issue discount, the amount computed pursuant to Rule 457(c) under the Securities Act for any common shares, the issue price of any warrants and the exercise price of any securities issuable upon exercise of warrants.

                                ----------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

Information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)
Dated July 15, 2003

                                  $250,000,000


                                IMAX CORPORATION

                                 DEBT SECURITIES
                                PREFERRED SHARES
                                  COMMON SHARES
                                    WARRANTS
                            STOCK PURCHASE CONTRACTS
                                      UNITS

      We may offer and sell, from time to time, in one or more offerings, any combination of debt and equity securities that we describe in this prospectus having a total initial offering price not exceeding $250,000,000.

      We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement. We urge you to read carefully this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the securities offered, before you make your investment decision.

      Our common shares trade on the Nasdaq National Market under the symbol "IMAX" and on the Toronto Stock Exchange under the symbol "IMX." On July 14, 2003, the last reported sale price of our common shares on the Nasdaq National Market was $9.21 per share.

      We have not yet determined whether any of our debt securities or any preferred shares will be listed on any exchange or over-the-counter market. If we decide to seek listing of such securities, a prospectus supplement relating to such securities will identify such exchange or market.

      INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this prospectus is          , 2003.

                                TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----

Prospectus................................................................     3
Prospectus Supplement.....................................................     3
Where You Can Find More Information.......................................     4
Special Note Regarding Forward-Looking Information........................     5
The Company...............................................................     6
Risk Factors..............................................................     7
Use of Proceeds...........................................................    15
Dividend Policy...........................................................    15
Ratio of Earnings to Fixed Charges........................................    15
Description of Debt Securities............................................    16
Description of Preferred Shares...........................................    32
Description of Common Shares..............................................    34
Description of Warrants...................................................    35
Description of Stock Purchase Contracts...................................    38
Description of Units......................................................    39
Certain Income Tax Considerations.........................................    40
Plan of Distribution......................................................    41
Legal Matters.............................................................    42
Experts...................................................................    42


      You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, or any documents incorporated by reference therein, is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

      CANADA HAS NO SYSTEM OF EXCHANGE CONTROLS. THERE ARE NO CANADIAN RESTRICTIONS ON THE REPATRIATION OF CAPITAL OR EARNINGS OF A CANADIAN PUBLIC COMPANY TO NON-RESIDENT INVESTORS. THERE ARE NO LAWS OF CANADA OR EXCHANGE RESTRICTIONS AFFECTING THE REMITTANCE OF DIVIDENDS, INTEREST, ROYALTIES OR SIMILAR PAYMENTS TO NON-RESIDENT HOLDERS OF OUR SECURITIES, EXCEPT FOR INCOME TAX PROVISIONS WHICH MAY APPLY TO A PARTICULAR SECURITY TO BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

      Unless the context requires otherwise or otherwise as expressly stated, the terms "we," "our," "us," "IMAX" and the "company" refer to IMAX Corporation and, unless the context otherwise requires or otherwise as expressly stated, its consolidated subsidiaries. Unless otherwise indicated, all references to "$" or "US$" are to United States dollars.


      IMAX(R), IMAX(R)Dome, OMNIMAX(R), IMAX(R)3D, The IMAX Experience(R), An IMAX Experience(R), IMAX(R) DMR(TM), IMAX(R) MPX(TM) and IMAX(R) 3D Dome are our most significant trademarks and trade names that are registered or otherwise protected under laws of various jurisdictions. We also own the service mark IMAX Theatre(TM).

                                   PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration or continuous offering process. Under this shelf process, we may sell any combination of the following securities in one or more offerings up to a total amount of $250,000,000, or the equivalent thereof if any of the securities are denominated in a currency, currency unit or composite currency other than the U.S. dollar:

      - our debt securities;

      - our preferred shares;

      - our common shares;

      - our warrants;

      - our stock purchase contracts; and

      - our units.

    The terms of the aforementioned securities will be determined at the time of the offering.

                              PROSPECTUS SUPPLEMENT

      This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" before making an investment decision.

      The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.

      The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC office mentioned under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy this information, or obtain copies of the information by mail, at the following location of the SEC:

                              Public Reference Room
                             450 Fifth Street, N.W.
                                    Room 1024
                              Washington, DC 20549

      You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

      The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like IMAX, who file electronically with the SEC. The address of the site is www.sec.gov.

      In addition, we are subject to the filing requirements prescribed by the securities legislation of all Canadian provinces. These filings are available electronically from the Canadian System for Electronic Document Analysis and Retrieval at www.sedar.com, which is commonly known by the acronym "SEDAR."

      We are "incorporating by reference" into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus. The following documents, which have been filed by us with the SEC, are incorporated by reference into this prospectus:

      - quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2003;

      - annual report on Form 10-K for the fiscal year ended December 31, 2002;

      - definitive proxy statement on Schedule 14A, dated as of April 30, 2003;

      - current reports on Form 8-K, dated April 23, 2003, May 6, 2003 and June 19, 2003; and

      - our description of our common shares that is contained in our Registration Statement on Form 20-F filed on May 24, 1994.

      All documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act from the date of this prospectus until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than current reports on Form 8-K containing only Regulation FD disclosure furnished pursuant to Item 9 of Form 8-K or disclosure regarding a completed quarterly or annual fiscal period furnished pursuant to Item 12 of Form 8-K) shall also be deemed to be incorporated by reference and will automatically update information in this prospectus.

      Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

               G. Mary Ruby
               Senior Vice President, Legal Affairs and Corporate Secretary IMAX Corporation
               2525 Speakman Drive
               Sheridan Park
               Mississauga, Ontario, L5K 1B1
               Tel: (905) 403-6500

      Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

      Except as provided above, no other information, including information on our website, is incorporated by reference into this document.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

      Some of the statements contained in this prospectus and the documents incorporated by reference constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, references to future capital expenditures (including the amount and nature of the expenditures), business strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of our business and operations, plans and references to our future success and expectations regarding future operating results. These forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including, but not limited to, general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by us; competitive actions by other companies; conditions in the out-of-home entertainment industry; changes in laws or regulations; conditions in the commercial movie exhibition industry; the acceptance of our new technologies; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; and the potential impact of increased competition in the markets we operate within and other factors, many of which are beyond our control. Consequently, all of the forward-looking statements made in this prospectus and the documents incorporated by reference are qualified by these cautionary statements and the factors discussed under "Risk Factors," and our actual results or anticipated developments may not be realized or, even if substantially realized, they may not have the expected consequences to, or effects on, us. We undertake no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.

      This prospectus contains information regarding market share, market position and industry data pertaining to our business based on data and reports compiled by industry professional organizations and analysts, and our knowledge of our revenues and markets. Although we believe these sources are reliable, we have not independently verified this market data. This market data includes projections that are based on a number of assumptions. If any one or more of those assumptions turns out to be incorrect, actual results may differ materially from the projections based on these assumptions.

                                   THE COMPANY

      We are one of the world's leading entertainment technology companies that, for over 34 years, has designed and manufactured large-format theatre systems. Our theatre systems use 15 perforation, 70mm film, the largest commercially available film size, allowing IMAX theatres to present stunning images of exceptional quality and clarity on screens up to one-hundred feet wide and eight stories tall. The combination of these images, which fill a viewers' peripheral vision, our proprietary six channel digital sound systems and unique theatre designs create The IMAX Experience and make audiences feel as if they have been to the bottom of the ocean, the top of Mount Everest, and in space to the International Space Station. The IMAX brand is world famous and stands for the highest quality and most immersive entertainment. It is one of our most valuable assets because we believe it attracts audiences to IMAX theatres and thereby increases demand for our theatre systems. As a result of our recently developed, patent-pending technology, IMAX DMR, it is now possible for virtually any live-action Hollywood film to be reformatted into the image and sound quality of The IMAX Experience and exhibited throughout the international IMAX theatre network. For more information about our company, you should refer to the information described under "Where You Can Find More Information."

                                  RISK FACTORS

    Investing in any of the securities involves a high degree of risk. Before investing in any of the securities, you should carefully consider the following risks, in addition to the other information in this prospectus, any prospectus supplement and in the documents incorporated by reference in this document. If any of the risks described below occurs, our business, operating results and financial condition could be materially adversely affected.

    The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial, may also impair our business operations.

                          RISKS RELATED TO OUR BUSINESS

WE ARE HIGHLY LEVERAGED, AND THIS IMPAIRS OUR ABILITY TO OBTAIN FINANCING AND LIMITS CASH FLOW AVAILABLE FOR OUR OPERATIONS.

    We are highly leveraged. As of March 31, 2003 as adjusted to reflect senior notes repurchased in June and July 2003, our total long-term indebtedness was $170.5 million. At March 31, 2003, our shareholders' deficiency was $101.2 million. Our high leverage has important possible consequences. It may:

      -     make it more difficult for us to satisfy our financial obligations;

      - limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes;

      - require us to dedicate all or a substantial portion of our cash flow from operations to the payment of principal and interest on our indebtedness, resulting in less cash available for our operations and other purposes;

      -     limit our ability to rapidly adjust to changing market conditions;
            and

      - increase our vulnerability to downturns in our business or in general economic conditions.

      Our ability to satisfy our obligations and to reduce our total debt depends on our future operating performance. Our future operating performance is subject to many factors, including economic, financial and competitive factors, which may be beyond our control. Thus, we may not be able to generate sufficient cash flow, and future financings may not be available to provide sufficient net proceeds, to meet these obligations or to execute our business strategy successfully.

RESTRICTIONS IN OUR NOTE INDENTURES AND OUR OTHER DEBT INSTRUMENTS MAY LIMIT OUR ACTIVITIES.

      The terms of our outstanding senior notes impose certain restrictions on our operating and financing activities, including restrictions on our ability to:

      -     issue additional debt;

      -     create liens;

      -     make investments;

      -     enter into transactions with affiliates;

      -     effect sales of assets;

      -     declare or pay dividends or other distributions to shareholders; and

      -     effect consolidations, amalgamations and mergers.

      If we obtain a new operating line of credit or other debt financing, we could be subject to additional restrictions on our operating and financing activities, including being required to meet specified financial ratios. Our ability to comply with the operating and financial restrictions and covenants will depend on our future performance, which is dependent on prevailing economic conditions and other factors such as foreign exchange rates, interest rates, changes in technology and in the level of competition, which are beyond our control. A failure to comply with any of the restrictions or covenants may result in an event of default under the senior notes or future indebtedness, which could permit acceleration of the debt under those notes and, in some cases, the acceleration of debt under other instruments that contain cross-default or cross-acceleration provisions. In the event of a default, or in the event of a cross-default or cross-acceleration, we may not have sufficient funds available to make the required payments on our debt.

OUR REVENUE CAN VARY SIGNIFICANTLY FROM OUR CASH FLOWS UNDER THEATRE SYSTEM SALES AND LEASE AGREEMENTS, AND THERE IS COLLECTION RISK ASSOCIATED WITH RENTAL PAYMENTS TO BE RECEIVED OVER THE TERMS OF OUR LEASES. IN ADDITION, WE MAY NOT CONVERT ALL OF OUR BACKLOG INTO REVENUE AND CASH FLOWS.

      Our revenue can vary significantly from our cash flows under theatre system sales and lease agreements since revenue is not generally recognized when cash is received. Generally, we receive the majority of our cash for a new theatre system between the time of the initial signing of the system lease agreement and the installation of the system. This cash is received in a number of installments during this period and is recorded as deferred revenue on our balance sheet. We recognize both the upfront value of the system as well as the present value of minimum future rental payments on sales-type leases when installation of the theatre system is complete. For operating leases, revenue, including that associated with upfront rent payments, is recognized on a straight-line basis over the lease term. Future cash flows are scheduled for receipt throughout the terms of our leases, which typically range from 10 to 20 years. We may not collect these future rental payments.

      We list signed contracts for theatre system installations as sales backlog prior to the time of revenue recognition. Sales backlog represents the total value of all signed system sales and lease agreements that are expected to be recognized as revenue in the future and includes initial rental fees along with the present value of contractual minimum rents due over the lease term, but excludes maintenance revenues as well as rents in excess of contractual minimums that might be received in the future. All of our customers with which we have signed contracts may not accept delivery of theatre systems that are included in our backlog. Moreover, if we litigate to enforce a customer's contractual obligations, there are no guarantees that such obligations will ultimately be deemed to be enforceable. This could adversely affect our future revenues. We have litigated in the past and are litigating presently with customers who have refused to honor all of their backlog obligations. In addition, customers with system obligations in backlog sometimes request that we agree to modify or reduce such obligations. We have in the past, under certain circumstances, and are presently, negotiating to restructure backlog obligations of certain customers. The backlog obligations of other customers may also be modified, reduced or otherwise restructured in the future, which can adversely affect our future revenues and cash flows.

WE DEPEND ON COMMERCIAL MOVIE EXHIBITORS TO LEASE OUR IMAX THEATRE SYSTEMS AND TO PROVIDE ADDITIONAL REVENUES AND VENUES IN WHICH TO EXHIBIT OUR IMAX DMR FILMS.

      A number of our commercial exhibition customers have recently emerged from bankruptcy protection. We are unable to predict if or when they or other exhibitors will lease additional IMAX theatre systems from us or whether other commercial movie exhibitors will experience significant financial difficulties. A number of the IMAX theatres operated by commercial exhibitors have been unprofitable in the past. If exhibitors choose to reduce their levels of expansion or decide not to lease IMAX theatre systems for their existing or new theatres, our revenues would not increase at an anticipated rate and motion picture studios may be less willing to reformat Hollywood 35mm films into our 15 perforation, 70mm format, or 15/70 format, for exhibition in commercial IMAX theatres. As a result, our future revenues could be adversely affected.

WE HAVE NO OPERATING LINE OF CREDIT, WHICH REDUCES OUR FINANCIAL FLEXIBILITY AND LIQUIDITY.

      Our operating credit line matured in September 2001 and has not been replaced. At the time of maturity, we had no cash advances outstanding under the facility, which had been used to facilitate U.S. and Canadian dollar letters of credit and cross currency swaps. We are often required to provide letters of credit or performance bonds to secure our system delivery obligations to foreign customers. As a result, without an operating line we are required to cash collateralize our letters of credit and performance bonds, and as of March 31, 2003, we had $4.3 million of letters of credit outstanding. Without an existing line of credit, we lose financial flexibility and reduce our liquidity. This reduction in liquidity could, among other things, make it more difficult for us to enter into letters of credit or foreign exchange arrangements and limit our ability to make material capital expenditures, acquisitions or investments. We may not be successful in obtaining another operating line of credit on terms attractive to us.

OUR OPERATING RESULTS AND CASH FLOW CAN VARY SUBSTANTIALLY FROM QUARTER TO QUARTER AND COULD INCREASE THE VOLATILITY OF OUR SHARE PRICE.

      Our operating results and cash flow can fluctuate substantially from quarter to quarter. In particular, fluctuations in theatre system installations can materially affect operating results. In addition, theatre system contract signings are not related to the timing of revenue recognition, and can have a significant impact on our cash flow. This can make it difficult to accurately forecast sales and profits or losses. Factors that have affected our operating results and cash flow in the past, and are likely to affect our operating results and cash flow in the future include, among other things:

      -     the timing of signing and installing new theatre systems;

      -     demand for and acceptance of our products and services;

      -     revenue recognition of sales and sales-type leases;

      -     classification of leases as sales-type versus operating leases;

      -     volume of orders received and that can be fulfilled in the quarter;

      -     the level of our sales backlog;

      - the timing and commercial success of films produced and distributed by us and others;

      -     the signing of film distribution agreements;

      - the financial performance of IMAX theatres operated by our customers and by us; and

      - the financial difficulties, including bankruptcies, faced by our customers, particularly our customers in the commercial exhibition industry.

      Most of our operating expenses are fixed in the short term. We may be unable to rapidly adjust our spending to compensate for any unexpected sales shortfall, which would harm quarterly operating results. The results of any quarterly period are not necessarily indicative of our results for any other quarter or for a full fiscal year.

WE MAY NOT BE ABLE TO GENERATE PROFITS IN THE FUTURE.

      We may not be able to generate profits in any future period. Although we generated a net profit for the year ended December 31, 2002 and the three months ended March 31, 2003, for the years ended December 31, 2000 and 2001, we had significant net losses and experienced a decline in our sales and leases of theatre systems and backlog. If we do not generate profits in future periods, we may be unable to finance the operations of our business or meet our debt obligations.

OUR STRATEGY OF RE-MASTERING 35MM FILMS INTO THE 15/70 FORMAT IS IN ITS EARLY STAGES OF IMPLEMENTATION AND EXPOSES US TO RISK.

      We have released three live action 35mm films which have been reformatted using our IMAX DMR technology; the first live-action film formatted with DMR technology into our 15/70 format was released in September 2002. The development of our DMR technology may not translate into additional Hollywood films being distributed to the IMAX theatre network or additional demand for IMAX systems. First, motion picture studios could find either the technology or the potential revenues insufficient to justify reformatting existing or new films into the 15/70 format. Second, even if motion picture studios agree to reformat their films with our DMR technology, such studios may be reluctant to release reformatted films to IMAX theatres contemporaneously, or "day-and date," with the initial release of such films to commercial 35mm theatres, which is an important element of our commercial strategy. Third, even the most successful existing or new films may prove to be unsuccessful when exhibited in IMAX theatres. As a result, our ability to lease or sell new theatre systems could be adversely affected which would cause our revenue to suffer.

      In addition, motion picture studios could insist upon significant capital contributions by us to go toward either the costs of reformatting a film, the marketing of the reformatted film or both. Moreover, actual costs may exceed their budgets and resulting revenues.

      Even though our DMR technology is patent-pending, such patents may not be granted or the technology may prove to have low barriers to entry for others. Other parties could develop similar or superior technology and release reformatted Hollywood films to IMAX theatres or our competitors, without our receiving any of the distribution or royalty revenue.

THE SUCCESS OF THE IMAX THEATRE NETWORK IS DIRECTLY RELATED TO THE AVAILABILITY AND SUCCESS OF 15/70 FORMAT FILMS, OF WHICH WE PRODUCE A SMALL PERCENTAGE.

       An important factor impacting the growth and success of the IMAX theatre network is the availability of 15/70 format films. We produce only a small number of 15/70 format films and, as a result, we rely principally on 15/70 format films produced by third party filmmakers or converted from 35mm format using our DMR technology. Third party filmmakers may not have sufficient capital or other resources to continue to produce 15/70 format films or the 15/70 format films they produce may not be commercially successful.

OUR REVENUES FROM EXISTING CUSTOMERS ARE DERIVED IN PART FROM FINANCIAL REPORTING PROVIDED BY OUR CUSTOMERS, WHICH MAY BE INACCURATE OR INCOMPLETE, RESULTING IN LOST OR DELAYED REVENUES.

      A portion of our lease payments and our film license fees are based upon financial reporting provided by our customers. If such reporting is inaccurate, incomplete or withheld, our ability to invoice and receive the proper amount from our customers in a timely fashion will be impaired. Our contractual audits may not rectify payments lost or delayed as a result of customers not fulfilling their contractual requirements with respect to financial reporting.

THE PRODUCTION OF 15/70 FORMAT FILMS REQUIRES SIGNIFICANT CAPITAL AND INVOLVES SUBSTANTIAL RISKS.

      The production, completion and distribution of 15/70 format films require a significant amount of capital and involve substantial financial risks. Actual costs may exceed their budgets and factors such as technology changes, labor disputes or other disruptions affecting aspects of production may affect third party filmmakers, IMAX or our co-production partners and cause significant cost overruns and delay or hamper our completion of a production and adversely affect the availability of 15/70 format films. We are continually discussing the production or co-production of 15/70 format films, as well as the reformatting of Hollywood films in connection with our DMR technology, with various motion picture studios. However, we may not be able to complete production or co-production arrangements with motion picture studios, and we may not earn an adequate return on capital on these investments.

OUR NEWEST THEATRE PROJECTION SYSTEM, IMAX MPX, WHICH IS AN IMPORTANT COMPONENT OF OUR PLANS TO EXPAND THE NETWORK OF COMMERCIAL IMAX THEATRES, HAS NOT YET BEEN INSTALLED IN ANY THEATRES AND COULD PERFORM INADEQUATELY, RESULTING IN THE LOSS OF EXISTING AND FUTURE CONTRACTS.

      We depend on our theatre systems technology. In March 2003, we introduced the IMAX MPX , a new projection system designed for commercial multiplex operators which, together with IMAX DMR, is an important part of our expansion plans. While we have signed contracts for the installation of IMAX MPX systems, no such systems are scheduled to be installed until early 2004 and while we believe these systems will operate adequately, there are no guarantees that they will do so. If for some reason a number of the IMAX MPX systems perform inadequately, it could result in our losing existing contracts and our inability to sign contracts for IMAX MPX systems in the future, which would adversely affect our plans to expand the network of commercial IMAX theatres and to have additional IMAX DMR films released to that network.

WE CONDUCT BUSINESS INTERNATIONALLY WHICH EXPOSES US TO UNCERTAINTIES AND RISKS THAT COULD NEGATIVELY AFFECT OUR OPERATIONS AND SALES.

      A significant portion of our sales are made to customers located outside the United States and Canada. Approximately 47.2%, 35.2% and 36.6% of our revenues were derived outside of the United States and Canada in 2000, 2001 and 2002, respectively. We expect our international operations to continue to account for a significant portion of our revenues in the future and plan to expand into new markets in the future. We do not have significant experience in operating in certain foreign countries and are subject to the risks associated with operating in those countries. We currently have installation and sales activity projected in countries where economies have been unstable in recent years. The economies of other foreign countries important to our operations could also suffer slower economic growth or instability in the future. The following are among the risks that could negatively affect our operations and sales in foreign markets:

      -     new restrictions on access to markets;

      - unusual or burdensome foreign laws or regulatory requirements or unexpected changes to those laws or requirements;

      - fluctuations in the value of foreign currency versus the U.S. dollar and potential currency devaluations;

      - new tariffs, trade protection measures, import or export licensing requirements, trade embargos and other trade barriers;

      - imposition of foreign exchange controls in such foreign jurisdictions;

      -     dependence on foreign distributors and their sales channels;

      -     difficulties in staffing and managing foreign operations;

      -     adverse changes in monetary and/or tax policies;

      -     poor recognition of intellectual property rights;

      -     inflation;

      - requirements to provide performance bonds and letters of credit to international customers to secure system deliveries; and

      -     political, economic and social instability in foreign countries.

WE FACE RISKS IN CONNECTION WITH THE EXPANSION OF OUR BUSINESS IN CHINA AND OTHER PARTS OF ASIA.

      The first IMAX projection system in a theatre in China was installed in December 2001 and seven additional IMAX theatre systems are scheduled to be installed in China by 2008. We moved our Asian headquarters to Shanghai and believe that China is an important market for our international expansion plans. These plans may be unsuccessful in China for a number of reasons including China's poor recognition of intellectual property rights and its restrictive regulations regarding the importation of film. Moreover, the geopolitical instability of the region comprising China, Taiwan, North Korea and South Korea could result in economic embargoes, disruptions in shipping or even military hostilities, which could interfere with both the fulfillment of our existing contracts and our pursuit of additional contracts in China.

      In addition, the recent outbreak of severe acute respiratory syndrome, or SARS, which has had a particularly disruptive impact on business in China, Hong Kong and Singapore, could have a negative effect on our pursuit of business opportunities in Asia as a re-emergence of SARS could interfere with travel to and negotiations with parties in that continent.

THE INTRODUCTION OF NEW PRODUCTS AND TECHNOLOGIES AND CHANGES IN THE WAY OUR COMPETITORS OPERATE COULD HARM OUR BUSINESS.

      The out-of-home entertainment industry is very competitive, and we face a number of challenges. We compete with other large-format film projection system manufacturers as well as conventional motion picture exhibitors. In addition to existing competitors, we may also face competition in the future from companies in the entertainment industry with substantially greater capital resources. We also face competition from a number of alternative motion picture distribution channels such as home video, pay-per-view, video-on-demand, DVD, and syndicated and broadcast television. We also compete for the public's leisure time and disposable income with other forms of entertainment, including sporting events, concerts, live theatre and restaurants.

      Furthermore, the out-of-home entertainment industry in general is undergoing significant changes. Primarily due to technological developments and changing consumer tastes, numerous companies are developing, and are expected to continue to develop, new entertainment products for the out-of-home entertainment industry, which may compete directly with our products. Competitors may design products which are more attractive to the consumer and/or more cost effective than ours and may make our products less competitive. The products that we are currently developing may never be attractive to consumers or be competitive. As a result of this competition, we could lose market share as demand for our products declines, which could seriously harm our business and operating results.

      The motion picture exhibition industry is in the early stages of conversion from film based media to electronic based media. We are similarly in the very early stages of developing a digital projection system that can be utilized in IMAX theatres. As any large scale conversion from film to digital, particularly in the large-format theatre industry, is most likely years away, it is difficult to assess the risks for us associated with such a conversion. Such risks could include the need for us to raise additional capital to finance remanufacturing of theatre systems and associated conversion costs, which capital may not be available to us on attractive terms, or at all.

AN ECONOMIC DOWNTURN COULD MATERIALLY AFFECT OUR BUSINESS BY REDUCING DEMAND FOR IMAX THEATRE SYSTEMS AND REVENUE GENERATED FROM BOX OFFICE SALES.

      We depend on the sale and lease of IMAX theatre systems to commercial movie exhibitors to generate a significant portion of our revenues. Most of our lease agreements provide for additional revenues based on a percentage of theatre box office receipts when attendance at an IMAX theatre exceeds a minimum threshold. Commercial movie exhibitors generate revenues from consumer attendance at their theatres, which are subject to general political, social and economic conditions and the willingness of consumers to spend discretionary money at movie theatres. If theatre attendance declines as a result of a prolonged economic downturn, commercial movie exhibitors will be less willing to invest capital in new theatres resulting in a decline in demand for new IMAX theatre systems. In addition, any decline in attendance at commercial IMAX theatres will reduce the additional revenues we generate from a percentage of theatre box office receipts. Institutional exhibitors may also experience a decline in attendance given general political, social and economic conditions, which may result in reduced revenues generated from receipts attributed to IMAX theatres at such institutions and reduced film license fees.

WE MAY EXPERIENCE ADVERSE EFFECTS DUE TO EXCHANGE RATE FLUCTUATIONS.

      A substantial portion of our revenues is denominated in U.S. dollars, while a substantial portion of our expenses is denominated in Canadian dollars. We also generate revenues in Euros and Japanese Yen. From time to time, we enter into forward contracts to hedge our exposure to exchange rate fluctuations. However, our strategy may not be successful in reducing our exposure to these fluctuations. Any material increase in the value of the Canadian dollar in relation to the U.S. dollar compared to historical levels could have a material adverse effect on our operating results. From April 1, 2003, to June 30, 2003, the value of the U.S. dollar relative to the Canadian dollar declined by US$0.06.

WE ARE SUBJECT TO IMPAIRMENT LOSSES ON OUR ASSETS.

      During the past five years, a substantial number of our theatre systems were leased to commercial movie exhibitors. During 2000 and 2001, we recorded significant restructuring costs and asset impairments related to the financial difficulties of commercial movie exhibitors and other related industry factors. Similar financial difficulties for commercial movie exhibitors and other industry factors may reoccur in the future which could result in further write-downs.

      We amortize our film assets using the individual film forecast method whereby the costs of film assets are amortized and participation costs are accrued for each film in the ratio of revenues earned in the current period to management's estimate of total revenues ultimately expected to be received for that title. Management regularly reviews and revises when necessary its estimates of ultimate revenues on a title-by-title basis, which may result in a change in the rate of amortization of the film assets and write-downs to film assets. Results of operations in future years depend upon the amortization of our film assets and may be significantly affected by periodic adjustments in amortization rates. In 2000 and 2001, we recorded significant impairment charges against film assets due to reductions in estimates of ultimate future revenues that resulted in the fair values of some titles being less than their carrying values. Given the inherent difficulties in producing successful theatrical films for release in IMAX theatres, and the uncertainties inherent in the estimation process, additional impairment charges may be necessary in the future.

WE RELY ON OUR KEY PERSONNEL, AND THE LOSS OF ONE OR MORE OF THOSE PERSONNEL COULD HARM OUR ABILITY TO CARRY OUT OUR BUSINESS STRATEGY.

      Our operations and prospects depend in large part on the performance and continued service of our senior management team. We may not find qualified replacements for any of these individuals if their services are no longer available. The loss of the services of one or more members of our senior management team could adversely affect our ability to effectively pursue our business strategy.

OUR ABILITY TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY IS LIMITED, AND COMPETITORS MAY MISAPPROPRIATE OUR TECHNOLOGY, WHICH COULD WEAKEN OUR COMPETITIVE POSITION.

      We depend on our proprietary knowledge regarding IMAX theatre systems. We rely principally upon a combination of copyright, trademark, patent and trade secret laws, restrictions on disclosures and contractual provisions to protect our proprietary and intellectual property rights. These laws and procedures may not be adequate to prevent unauthorized parties from attempting to copy or otherwise obtain our technology or deter others from developing similar technology, which could weaken our competitive position. The protection provided to our proprietary technology by the laws of foreign jurisdictions may not protect us as fully as the laws of Canada or the United States. Some of the underlying technologies of our products and systems are not covered by patents or patent applications.

      We have patents issued, provisional patents and patent applications pending, including those pending for our digital re-mastering technology IMAX DMR. Our patents are filed in the United States often with corresponding patents or filed applications in other jurisdictions, such as Canada, Japan, Korea, France, Germany and the United Kingdom. The patents may not be issued or provide us with any competitive advantages. The patent applications may also be challenged by third parties. Several of our issued patents in the United States, Canada and Japan for improvements to IMAX projection systems, IMAX 3D Dome and sound systems expire between 2008 and 2018. We also own or have the right to use the trademarks and trade names used in conjunction with the sale of our products, systems and services. Any claims or litigation initiated by us to protect our proprietary technology could be time consuming, costly and divert the attention of our technical and management resources.

WE ARE SUBJECT TO LAWSUITS THAT COULD DIVERT OUR RESOURCES AND RESULT IN THE PAYMENT OF SUBSTANTIAL DAMAGES.

      Our industry is characterized by frequent claims and related litigation regarding breach of contract and related issues. We are subject to a number of legal proceedings and claims that arise in the ordinary course of our business. We cannot assure you that we will succeed in defending any claims, that judgments will not be entered against us with respect to any litigation or that reserves we may set aside will be adequate to cover any such judgments. If any of these actions or proceedings against us is successful, we may be subject to significant damages awards. In addition, we are the plaintiff in a number of material lawsuits in which we seek the recovery of substantial payments. We are incurring significant legal fees in prosecuting these lawsuits, and we may not ultimately prevail in such lawsuits or be able to collect on such judgments if we do. In addition, the defense and prosecution of these claims divert the attention of our management and other personnel for significant periods of time.

      As the largest manufacturer of large-format theatre projection systems in the world, we have been the subject of anti-trust complaints and investigations in the past and at present. We may be unsuccessful in defeating the current claims or potential claims against us, and we may be sued or investigated on similar grounds in the future.

BECAUSE WE ARE INCORPORATED IN CANADA, IT MAY BE DIFFICULT FOR YOU TO ENFORCE AGAINST US LIABILITIES BASED SOLELY UPON U.S. FEDERAL SECURITIES LAWS.

      We are incorporated under the federal laws of Canada, some of our directors and officers are residents of Canada and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for United States purchasers of the notes to effect service within the United States upon those directors or officers who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon the civil liability of such directors or officers under the United States federal securities laws. In addition, it may be difficult for such purchasers to bring an original action outside of the United States against us to enforce liabilities based solely on U.S. federal securities laws.

                                 USE OF PROCEEDS

      Except as may be described in the applicable prospectus supplement that accompanies this prospectus, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes. We will determine the allocation of the net proceeds of an offering of securities to a specific purpose, if any, at the time of the offering and we will describe such allocation in the applicable prospectus supplement.

                                 DIVIDEND POLICY

      We have never paid cash dividends and have no current plans to pay any dividends on our common shares. The payment of dividends is subject to restrictions under the terms of our indebtedness. The payment of any future dividends will be determined by our board of directors in light of conditions then existing, including our financial condition and requirements, future prospects, restrictions in financing agreements, business conditions and other factors deemed relevant by our board of directors.

                       RATIO OF EARNINGS TO FIXED CHARGES

      The ratio of our earnings to fixed charges for the periods indicated are as follows:

                                      THREE MONTHS                     YEARS ENDED DECEMBER 31,
                                       ENDED MARCH                     ------------------------
                                        31, 2003       2002         2001         2000(2)        1999         1998
                                        --------       ----         ----         -------        ----         ----
Ratio of earnings to fixed charges        1.48x        1.55x          --(1)        --(1)        3.02x        2.88x
                                          ====         ====         ====         ====           ====         ====

-------------
(1) Due to the loss we incurred in 2001 and 2000, the ratio coverage is less than 1:1. We would have to have generated additional earnings of $66.5 million in 2001 and $38.1 million in 2000 to achieve a ratio of 1:1.

(2) In fiscal 2000 we adopted SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements." Effective January 1, 2000, we recognize revenue on theatre systems, whether pursuant to sales-type leases or sales, at the time that installation is complete. Prior to January 1, 2000, we recognized revenue from sales-type leases and sales of theatre systems at the time of delivery. In fiscal 2000, we also adopted AICPA Statement of Position 00-2, "Accounting by Producers or Distributors of Films."

      For the purpose of computing the ratios of earnings to fixed charges, "earnings" consist of earnings (loss) from continuing operations before income taxes and minority interest, loss (income) from equity-accounted investees and fixed charges. "Fixed charges" consist of interest expense and amortization of expenses related to indebtedness.

      If we use this prospectus to offer debt securities or preferred shares, the prospectus supplement will include a ratio of earnings to fixed charges or a ratio of combined fixed charges and preferred dividends to earnings, as appropriate.

                         DESCRIPTION OF DEBT SECURITIES

      We may issue debt securities from time to time in one or more series. This section summarizes the general terms and provisions of the debt securities that are common to all series. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement. You should read the applicable prospectus supplement for the terms of the series of debt securities offered. Because the terms of specific series of debt securities offered may vary from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that varies from any information below. Unless the context otherwise indicates, the terms "we," "our," "us" or "IMAX" that are used in this section are references only to IMAX Corporation without any of its consolidated subsidiaries.

      We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

      As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an "indenture." An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and us. The debt securities will be issued pursuant to one or more indentures, which we will enter into with a trustee. When we refer to the "applicable indenture" or "indenture" in this prospectus, we are referring to the indenture under which your debt securities are issued, as supplemented by any supplemental indenture applicable to your debt securities. The trustee has two main roles. First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the applicable indenture. Second, the trustee performs certain administrative duties for us, which include sending you interest payments and notices.

      Unless otherwise provided in any applicable prospectus supplement, the following section is a summary of the principal terms and provisions that will be included in the indenture. This summary is not complete. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. If we refer to particular provisions in an indenture, such provisions, including the definition of terms, are incorporated by reference in this prospectus as part of this summary. We urge you to read the indenture and any supplement thereto that are applicable to you because the indenture, and not this section, defines your rights as a holder of debt securities. The indentures are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information" for information on how to obtain a copy of the indentures.

      We may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount. The prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and any material additional tax considerations applicable to such debt securities.

GENERAL

      The debt securities offered hereby will be unsecured obligations of IMAX. The debt securities will be either our senior unsecured obligations issued in one or more series and referred to herein as the "senior debt securities," or our subordinated unsecured obligations issued in one or more series and referred to herein as the "subordinated debt securities." The senior debt securities will rank equal in right of payment to all other unsecured and unsubordinated indebtedness of IMAX. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of the senior debt securities and the senior indebtedness of IMAX, as described below under "Subordinated Indenture Provisions."

      You should read the applicable prospectus supplement for the terms of the series of debt securities offered. The terms of the debt securities described in such prospectus supplement will be set forth in the applicable indenture and may include the following, as applicable to the series of debt securities offered thereby:

      -     the title of the debt securities;

      - whether the debt securities will be senior debt securities or subordinated debt securities of IMAX;

      - the aggregate principal amount of the debt securities and whether there is any limit on such aggregate principal amount;

      - whether we may reopen the series of debt securities for issuances of additional debt securities of such series;

      - the date or dates, or how the date or dates will be determined, when the principal amount of the debt securities will be payable;

      - the amount payable upon acceleration of the maturity of the debt securities or how this amount will be determined;

      - the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how such interest rate or rates will be determined;

      - the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

      - the date or dates from which any interest will accrue or how such date or dates will be determined;

      - the interest payment dates and the record dates for these interest payments;

      -     whether the debt securities are redeemable at our option;

      - whether there are any sinking fund or other provisions that would obligate us to purchase or otherwise redeem the debt securities;

      - the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

      - if the debt securities may be converted into or exercised or exchanged for our common shares, preferred shares, warrants, stock purchase contracts or units, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option or at the option of any other person, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of our common shares, preferred shares, warrants, stock purchase contracts or units issuable upon conversion, exercise or exchange may be adjusted;

      - whether the debt securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which such resale may occur, any conditions to such resale and any right of a holder to substitute securities for the securities subject to resale;

      - the form in which we will issue the debt securities, if other than in registered book-entry only form represented by global securities; whether we will have the option of issuing debt securities in "certificated" form; whether we will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons; any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations);

      - whether and under what circumstances we will pay additional amounts to non-Canadian holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts;

      -     the currency or currencies of the debt securities;

      - whether the amount of payments of principal of, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

      - the place or places, if any, other than or in addition to New York, New York, for payment, transfer, conversion and/or exchange of the debt securities;

      - if other than the trustee, the name of any paying agent, security registrar and transfer agent for the debt securities;

      -     the denominations in which the debt securities will be issued;

      - the applicability of the provisions of the applicable indenture described under "defeasance" and any provisions in modification of, in addition to or in lieu of any of these provisions;

      - material federal income tax considerations that are specific to the series of debt securities offered;

      - any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

      - whether the applicable indenture contains any changes or additions to the events of default or covenants described in this prospectus; and

      -     any other terms specific to the series of debt securities offered.

      For purposes of this prospectus, any reference to the payment of principal of, premium or interest, if any, on, debt securities will include additional amounts if required by the terms of such debt securities.

      Unless we indicate differently in the applicable prospectus supplement, the indentures pursuant to which the debt securities are issued will not contain any provisions that give you protection in the event we issue a large amount of debt, or in the event that we are acquired by another entity. The indentures do not limit the aggregate amount of debt securities that we may issue, nor do they limit the aggregate amount of any particular series.

CONVERSION AND EXCHANGE

      If any series of the debt securities offered are convertible into or exchangeable for our common shares or other securities, the applicable prospectus supplement will set forth the terms and conditions for such conversion or exchange, including:

      - the conversion price or exchange ratio (or the method of calculating the same);

      - the conversion or exchange period (or the method of determining the same);

      - whether conversion or exchange will be mandatory, or at our option or at the option of the holder;

      - the events requiring an adjustment of the conversion price or the exchange ratio; and

      - any other provisions affecting conversion or exchange of such debt securities.

FORM AND DENOMINATION OF DEBT SECURITIES

      DENOMINATION OF DEBT SECURITIES

      Unless we indicate differently in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars, in minimum denominations of $1,000 and multiples thereof.

      REGISTERED FORM

      We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in "certificated" form. We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities issued in book-entry form will be represented by global securities.

      BEARER FORM

      We also will have the option of issuing debt securities in non-registered form, as bearer securities, if we issue the securities outside the United States to non-U.S. persons. In that case, the applicable prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series and for receiving notices. The applicable prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.

HOLDERS OF REGISTERED DEBT SECURITIES

      BOOK-ENTRY HOLDERS

      We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities held in book-entry form will be represented by one or more global securities registered in the name of a depositary or its nominee. The depositary or its nominee will hold such global securities on behalf of financial institutions that participate in such depositary's book-entry system. These participating financial institutions, in turn, hold beneficial interests in the global securities either on their own behalf or on behalf of their customers.

      Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary or its nominee as the holder of the debt securities, and we will make all payments on the debt securities to the depositary or its nominee. The depositary will then pass along the payments that it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners of the debt securities. The depositary and its participants do so under agreements they have made with one another or with their customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture.

      As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system, or that holds an interest through a participant in the depositary's book-entry system. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

      STREET NAME HOLDERS

      In the event that we issue debt securities in certificated form, or in the event that a global security is terminated, investors may choose to hold their debt securities either in their own names or in "street name." Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account that he or she maintains at such bank, broker or other financial institution.

      For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments that they receive from us to their customers who are the beneficial owners pursuant to agreements that they have entered into with such customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

      LEGAL HOLDERS

      Our obligations, as well as the obligations of the trustee and those of any third parties employed by the trustee or us, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means and who are, therefore, not the legal holders of the debt securities. This will be the case whether an investor chooses to be an indirect holder of a debt security, or has no choice in the matter because we are issuing the debt securities only in global form.

      For example, once we make a payment or give a notice to the legal holder of the debt securities, we have no further responsibility with respect to such payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend the indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture), we would seek the approval only from the legal holders, and not the indirect holders, of the debt securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

      Notwithstanding the above, when we refer to "you" or "your" in this prospectus, we are referring to investors who invest in the debt securities being offered by this prospectus, whether they are the legal holders or only indirect holders of the debt securities offered. When we refer to "your debt securities" in this prospectus, we mean the series of debt securities in which you hold a direct or indirect interest.

      SPECIAL CONSIDERATIONS FOR INDIRECT HOLDERS

      If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

      -     how it handles securities payments and notices;

      -     whether it imposes fees or charges;

      - how it would handle a request for its consent, as a legal holder of the debt securities, if ever required;

      - if permitted for a particular series of debt securities, whether and how you can instruct it to send you debt securities registered in your own name so you can be a legal holder of such debt securities;

      - how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

      - if the debt securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

GLOBAL SECURITIES

      A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that we issue in book-entry form.

      A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under " - Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole legal holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a legal holder of the debt security, but an indirect holder of a beneficial interest in the global security.

      SPECIAL CONSIDERATIONS FOR GLOBAL SECURITIES

      As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the legal holder of the debt securities represented by such global security.

      If debt securities are issued only in the form of a global security, an investor should be aware of the following:

      - An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below under " -- Special Situations When a Global Security Will Be Terminated."

      - An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under " -- Holders of Registered Debt Securities" above.

      - An investor may not be able to sell his or her interest in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

      - An investor may not be able to pledge his or her interest in the debt securities in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

      - The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the debt securities. Neither the trustee nor we have any responsibility for any aspect of the depositary's actions or for the depositary's records of ownership interests in a global security. Additionally, neither the trustee nor we supervise the depositary in any way.

      - DTC requires that those who purchase and sell interests in a global security that is deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

      - Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of such intermediaries.

      SPECIAL SITUATIONS WHEN A GLOBAL SECURITY WILL BE TERMINATED

      In a few special situations described below, a global security will be terminated and interests in the global security will be exchanged for certificates in non-global form, referred to as "certificated" debt securities. After such an exchange, it will be up to the investor as to whether to hold the certificated debt securities directly or in street name. We have described the rights of direct holders and street name holders under " -- Holders of Registered Debt Securities" above. Investors must consult their own banks or brokers to find out how to have their interests in a global security exchanged on termination of a global security for certificated debt securities to be held directly in their own names.

      The special situations for termination of a global security are as follows:

      - if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days of such notification;

      - if we notify the trustee that we wish to terminate that global security; or

      - if an event of default has occurred with regard to the debt securities represented by that global security and such event of default has not been cured or waived.

      The applicable prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement. If a global security were terminated, only the depositary, and not we or the trustee, would be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security would be registered and, therefore, who would be the legal holders of those debt securities.

FORM, EXCHANGE AND TRANSFER OF REGISTERED SECURITIES

      If we cease to issue registered debt securities in global form, we will issue them:

      -     only in fully registered certificated form; and

      - unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

      Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

      Holders may exchange or transfer their certificated securities at the trustee's office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

      Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder's proof of legal ownership.

      If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the location of the office through which any transfer agent acts.

      If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

      If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

PAYMENT AND PAYING AGENTS

      On each due date for interest payments on the debt securities, we will pay interest to each person shown on the trustee's records as owner of the debt securities at the close of business on a designated day that is in advance of the due date for interest. We will pay interest to each such person even if such person no longer owns the debt security on the interest due date. The designated day on which we will determine the owner of the debt security, as shown on the trustee's records, is also known as the "record date." The record date will usually be about two weeks in advance of the interest due date.

      Because we will pay interest on the debt securities to the holders of the debt securities based on ownership as of the applicable record date with respect to any given interest period, and not to the holders of the debt securities on the interest due date (that is, the day that the interest is to be paid), it is up to the holders who are buying and selling the debt securities to work out between themselves the appropriate purchase price for the debt securities. It is common for purchase prices of debt securities to be adjusted so as to prorate the interest on the debt securities fairly between the buyer and the seller based on their respective ownership periods within the applicable interest period.

      PAYMENTS ON GLOBAL SECURITIES

      We will make payments on a global security directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder's right to those payments will be governed by the rules and practices of the depositary and its participants, as described under " -- Global Securities" above.

      PAYMENTS ON CERTIFICATED SECURITIES

      We will make interest payments on debt securities held in certificated form by mailing a check on each due date for interest payments to the holder of the certificated securities, as shown on the trustee's records, as of the close of business on the record date. We will make all payments of principal and premium, if any, on the certificated securities by check at the office of the trustee in New York City, New York, and/or at other offices that may be specified in the applicable prospectus supplement or in a notice to holders, against surrender of the certificated security. All payments by check will be made in next-day funds (that is, funds that become available on the day after the check is cashed).

      Alternatively, if a certificated security has a face amount of at least $10,000,000, and the holder of such certificated security so requests, we will pay any amount that becomes due on such certificated security by wire transfer of immediately available funds to an account specified by the holder at a bank in New York City, New York, on the applicable due date for payment. To request payment by wire transfer, the holder must give appropriate transfer instructions to the trustee or other paying agent at least 15 business days before the requested wire payment is due. In the case of any interest payments, the instructions must be given by the person who is shown on the trustee's records as the holder of the certificated security on the applicable record date. Wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

      PAYMENT WHEN OFFICES ARE CLOSED

      If payment on a debt security is due on a day that is not a business day, we will make such payment on the next succeeding business day. The indenture will provide that such payments will be treated as if they were made on the original due date for payment. A postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the amount of any payment that is postponed in this manner.

      BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS ON THEIR DEBT SECURITIES.

EVENTS OF DEFAULT

      You will have special rights if an Event of Default occurs with respect to your debt securities and such Event of Default is not cured, as described later in this subsection.

      WHAT IS AN EVENT OF DEFAULT?

      Unless otherwise specified in the applicable prospectus supplement, the term "Event of Default" with respect to the debt securities offered means any of the following:

      - We do not pay the principal of, or any premium on, the debt security on its due date.

      - We do not pay interest on the debt security within a specified grace period after the due date.

      - We do not deposit any sinking fund payment, if applicable, with respect to the debt securities on its due date.

      - We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

      - Any other Event of Default that may be described in the applicable prospectus supplement occurs.

      The Events of Default described above may be modified as described in the applicable prospectus supplement. An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture.

      REMEDIES IF AN EVENT OF DEFAULT OCCURS

      If an Event of Default has occurred and has not been cured within the applicable time period, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be immediately due and payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. A declaration of acceleration of maturity may be rescinded by the holders of at least a majority in principal amount of the debt securities of the affected series.

      The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders. Additionally, subject to the provisions of the applicable indenture relating to the duties of the trustee, the trustee is not required to take any action under the applicable indenture at the request of any of the holders of the debt securities unless such holders offer the trustee reasonable protection from expenses and liability, called an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conduct of any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

      Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to your debt securities, the following must occur:

      - You must give your trustee written notice that an Event of Default has occurred and remains uncured.

      - The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default that has occurred and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

      - The trustee must not have taken any action for 60 days after receipt of the above notice, request and offer of indemnity.

      - The holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice or request.

      Notwithstanding the above, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date for payment.

      Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

      - the payment of principal of, or any premium or interest on, the affected series of debt securities; or

      - a default in respect of a covenant that cannot be modified or amended without the consent of each holder of the affected series of debt securities.

      BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE, AND HOW TO DECLARE OR RESCIND AN ACCELERATION OF MATURITY ON THEIR DEBT SECURITIES.

      With respect to each series of debt securities, we will furnish to each trustee, each year, a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the provisions of the indenture applicable to such series of debt securities, or specifying an Event of Default.

COVENANTS

      Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants of a series of debt securities.

MERGER OR CONSOLIDATION

      Unless otherwise specified in the applicable prospectus supplement, the terms of the indentures will generally permit us to consolidate or merge with another entity. We will also be permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless, among other things, the following conditions are met:

      - in the event that we merge out of existence or sell all or substantially all of our assets, the resulting entity must agree to be legally responsible for the debt securities;

      - the merger or sale of all or substantially all of our assets must not cause a default on the debt securities, and we must not already be in default (unless the merger or sale would cure the default) with respect to the debt securities; and

      - we must satisfy any other requirements specified in the applicable prospectus supplement relating to a particular series of debt securities.

MODIFICATION OR WAIVER

      There are three types of changes we can make to any indenture and the debt securities issued thereunder.

      CHANGES REQUIRING YOUR APPROVAL

      First, there are changes that we cannot make to the terms or provisions of your debt securities without your specific approval. Subject to the provisions of the applicable indenture, without your specific approval, we may not:

      - change the stated maturity of the principal of, or interest on, your debt securities;

      - change any obligation to pay any additional amounts on your debt securities which are required to be paid to holders with respect to taxes imposed on such holders in certain circumstances;

      - reduce the principal amount of, or premium, if any, or interest on, or any other amounts due on your debt securities;

      - reduce the amount of principal payable upon acceleration of maturity of your debt securities following a default;

      - make any change that adversely affects your right to receive payment on, to convert, to exchange or to require us to purchase, as applicable, your debt security in accordance with the terms of the applicable indenture;

      -     change the place or currency of payment on your debt securities;

      -     impair your right to sue for payment on your debt securities;

      - if your debt securities are subordinated debt securities, modify the subordination provisions in the applicable indenture in a manner that is adverse to you;

      - reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to modify or amend the applicable indenture;

      - reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults of the applicable indenture; or

      - modify any other aspect of the provisions of the applicable indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants relating to your debt securities.

      CHANGES NOT REQUIRING YOUR APPROVAL

      There are certain changes that we may make to your debt securities without your specific approval and without any vote of the holders of the debt securities of the same series. Such changes are limited to clarifications and certain other changes that would not, in the opinion of our board of directors, adversely affect the holders of the outstanding debt securities of such series in any material respect.

      CHANGES REQUIRING MAJORITY APPROVAL

      Subject to the provisions of the applicable indenture, any other change to, or waiver of, any provision of an indenture and the debt securities issued pursuant thereto would require the following approval:

      - If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of that series.

      - If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series affected by the change, with all affected series voting together as one class for this purpose.

      - Waiver of our compliance with certain provisions of an indenture must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture, voting together as one class for this purpose, in accordance with the terms of such indenture.

      In each case, the required approval must be given in writing.

      FURTHER DETAILS CONCERNING VOTING

      When taking a vote, we will decide the principal amount attributable to the debt securities in the following manner:

      - For original issue discount debt securities, we will use the principal amount that would be due and payable on the voting date if the maturity of such debt securities were accelerated to that date because of a default.

      - For debt securities for which principal amount is not known (for example, because it is based on an index), we will use the formula described in the prospectus supplement relating to such debt securities.

      - For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

      Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust money for their payment in full or their redemption. Debt securities will also not be eligible to vote if we can legally release ourselves from all payment and other obligations with respect to such debt securities, as described below under " -- Defeasance -- Full Defeasance."

      We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series of debt securities, such vote or action may be taken only by persons shown on the trustee's records as holders of the debt securities of the relevant series on such record date.

      BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEIR APPROVAL OR WAIVER MAY BE GRANTED OR DENIED IF WE SEEK THEIR APPROVAL TO CHANGE OR WAIVE THE PROVISIONS OF AN APPLICABLE INDENTURE OR OF THEIR DEBT SECURITIES.

DEFEASANCE

      If specified in the applicable prospectus supplement and subject to the provisions of the applicable indenture, we may elect either:

      - to be released from some of the covenants in the indenture under which your debt securities were issued (referred to as "covenant defeasance"); or

      - to be discharged from all of our obligations with respect to your debt securities, except for obligations to register the transfer or exchange of your debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain paying offices or agencies and to hold moneys for payment in trust (referred to as "full defeasance").

         COVENANT DEFEASANCE

      In the event of covenant defeasance, you would lose the protection of some of our covenants in the indenture, but would gain the protection of having money and government securities set aside in trust to repay your debt securities.

      Subject to the provisions of the applicable indenture, to accomplish covenant defeasance with respect to the debt securities offered:

      - We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

      - No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

      - We must deliver to the trustee of your debt securities a legal opinion of our counsel to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such covenant defeasance and that such covenant defeasance will not cause you to be taxed on your debt securities any differently than if such covenant defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

      - We must deliver to the trustee of such debt securities a legal opinion of our counsel to the effect that you will not recognize income, gain or loss for Canadian federal or provincial income tax or other tax purposes as a result of such covenant defeasance and will be subject to Canadian federal or provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

      - We must comply with any additional terms of, conditions to or limitations to covenant defeasance, as set forth in the applicable indenture.

      - We must deliver to the trustee of your debt securities an officer's certificate and a legal opinion of our counsel stating that all conditions precedent to covenant defeasance, as set forth in the applicable indenture, had been complied with.

      If we were to accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee were prevented from making payment. In fact, if an Event of Default that remained after we accomplish covenant defeasance occurred (such as our bankruptcy) and your debt securities became immediately due and payable, there might be a shortfall in our trust deposit. Depending on the event causing the default, you might not be able to obtain payment of the shortfall.

      FULL DEFEASANCE

      If we were to accomplish full defeasance, you would have to rely solely on the funds or notes or bonds that we deposit in trust for repayment of your debt securities. You could not look to us for repayment in the unlikely event of any shortfall in our trust deposit. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we were to become bankrupt or insolvent.

      Subject to the provisions of the applicable indenture, in order to accomplish full defeasance with respect to the debt securities offered:

      - We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

      - No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

      - We must deliver to the trustee of such debt securities a legal opinion of our counsel stating either that we have received, or there has been published, a ruling by the Internal Revenue Service or that there had been a change in the applicable U.S. federal income tax law, in either case to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such full defeasance and that such full defeasance will not cause you to be taxed on your debt securities any differently than if such full defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

      - We must deliver to the trustee of such debt securities a legal opinion of our counsel to the effect that you will not recognize income, gain or loss for Canadian federal or provincial income tax or other tax purposes as a result of such defeasance and will be subject to Canadian federal or provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

      - We must comply with any additional terms of, conditions to or limitations to full defeasance, as set forth in the applicable indenture.

      - We must deliver to the trustee of your debt securities an officer's certificate and a legal opinion of our counsel stating that all conditions precedent to full defeasance, as set forth in the applicable indenture, had been complied with.

SENIOR INDENTURE PROVISIONS

      The senior debt securities will be issued under a senior indenture. The form of senior indenture is an exhibit to the registration statement, of which this prospectus forms a part. The particular terms of a series of senior debt securities will be set forth in the senior indenture, as supplemented by an applicable supplemental indenture, and described in the applicable prospectus supplement. The applicable prospectus supplement and senior indenture, as supplemented, will specify any prohibitions on the amount of indebtedness, guarantees or other liabilities that we may incur and any prohibitions on our ability to create or assume liens on our property. Unless otherwise provided in a prospectus supplement, the senior indenture, as supplemented, will not require us to maintain any financial ratios or specified levels of our net worth, revenues, income, cash flow or liquidity. We urge you to read the senior indenture as supplemented by the supplemental indenture that is applicable to you because that senior indenture, as supplemented, and not this section, defines your rights as a holder of the senior debt securities.

SUBORDINATED INDENTURE PROVISIONS

      The subordinated debt securities will be issued under a subordinated indenture. The form of subordinated indenture is an exhibit to the registration statement, of which this prospectus forms a part. The particular terms of a series of subordinated debt securities will be set forth in the subordinated indenture, as supplemented by an applicable supplemental indenture, and described in the applicable prospectus supplement. The applicable prospectus supplement and subordinated indenture, as supplemented, will specify any prohibitions on the amount of indebtedness, guarantees or other liabilities that we may incur and any prohibitions on our ability to create or assume liens on our property. Unless otherwise provided in a prospectus supplement, the subordinated indenture, as supplemented, will not require us to maintain any financial ratios or specified levels of our net worth, revenues, income, cash flow or liquidity. We urge you to read the subordinated indenture as supplemented by the supplemental indenture that is applicable to you because that subordinated indenture, as supplemented, and not this section, defines your rights as a holder of the subordinated debt securities.

      SUBORDINATION

      Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of, and premium and interest, if any, on the subordinated debt securities will be subordinated, to the extent provided in the subordinated indenture, as supplemented, in right of payment to the prior payment in full of all of our senior indebtedness. Our obligation to make payment of the principal of, and premium and interest, if any, on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal and premium, if any, sinking fund or interest, if any, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the principal and premium, if any, sinking fund and interest, if any, on our senior indebtedness has been made or duly provided for in money or money's worth.

      Notwithstanding the foregoing, unless all of our senior indebtedness has been paid in full, in the event that any payment or distribution made by us is received by the trustee or the holders of any of the subordinated debt securities, such payment or distribution must be paid over to the holders of our senior indebtedness or a person acting on their behalf, to be applied toward the payment of all our senior indebtedness remaining unpaid until all the senior indebtedness has been paid in full. Subject to the payment in full of all our senior indebtedness, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness.

      By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated debt securities. The subordinated indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the subordinated indenture.

      When we refer to "senior indebtedness" in this prospectus, we are referring to the principal of (and premium, if any) and unpaid interest on:

      - our indebtedness (including indebtedness of others guaranteed by us), other than subordinated debt securities issued under a subordinated indenture, whenever created, incurred, assumed or guaranteed, or money borrowed, unless the instrument creating or evidencing such indebtedness or under which such indebtedness is outstanding provides that such indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

      - renewals, extensions, modifications and refundings of any of such indebtedness.

      The subordinated indenture does not limit the amount of senior indebtedness we are permitted to have and we may in the future incur additional senior indebtedness. If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of our senior indebtedness outstanding as of a recent date.

SATISFACTION AND DISCHARGE

      Unless otherwise specified in the prospectus supplement, the indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the indenture with respect to a particular series of debt securities, when the following conditions have been satisfied:

      - all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year;

      - we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the debt securities of that series that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit (for debt securities that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for debt securities that have not become due and payable);

      - we have paid or caused to be paid all other sums payable under the indenture in respect of that series; and

      - we have delivered to the trustee an officer's certificate and opinion of counsel, stating that all these conditions have been complied with.

      We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.

INFORMATION CONCERNING THE TRUSTEE

      We may appoint a separate trustee for any series of debt securities. If the trustee becomes one of our creditors, the indentures contain certain limits on the right of the trustee to obtain payment of certain claims or to realize for its own account moneys from certain property received by it with respect to such claim. The trustee will be permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest and there is a default under the debt securities of any series for which the trustee serves as trustee, the trustee must eliminate such conflict or resign. We may maintain deposit accounts and conduct banking and other financing transactions with the trustee in the normal course of business.

GOVERNING LAW

      The indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

                         DESCRIPTION OF PREFERRED SHARES

      We are authorized to issue an unlimited number of Class C Preferred Shares, which are issuable in two series. As of June 30, 2003, there were no Class C Preferred Shares outstanding.

      We also have the ability to issue an unlimited number of preferred shares in series with such terms as our board of directors may determine. Any such series of preferred shares could have rights equal or superior to the rights of our common shares.

      The following briefly summarizes the provisions of our articles of amalgamation that would be important to holders of our preferred shares. The following description may not be complete and is subject to, and qualified in its entirely by reference to, the terms and provisions of our articles of amalgamation which is an exhibit to the registration statement which contains this prospectus. The description of most of the financial and other specific terms of your series will be in the prospectus supplement accompanying this prospectus.

      As you read this section, please remember that the specific terms of your series of preferred shares as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred shares. The terms in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

OUR AUTHORIZED PREFERRED SHARES

      Under our articles of amalgamation, our board of directors is authorized, without further action by our shareholders, to issue at any time an unlimited number of preferred shares. Our board of directors may from time to time before the issue thereof fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to, each series of preferred shares. The preferred shares shall be entitled to priority over the Class C Preferred Shares and the common shares and all other shares ranking junior to the preferred shares with respect to the payment of dividends and the distribution of our assets in the event of any liquidation, dissolution or winding-up or other distribution of our assets among our shareholders for the purpose of winding-up our affairs. Except as otherwise provided by law or as may be required by the rules of the applicable national securities exchange or quotation service, the holders of the preferred shares shall not, as such, be entitled to receive notice of or to attend any meeting of our shareholders and shall not be entitled to vote at any such meeting. Without limiting the generality of the foregoing, the holders of the preferred shares shall not be entitled to vote separately as a class on any proposal to amend our articles to:

      - increase or decrease any maximum number of authorized preferred shares, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the preferred shares; or

      - effect an exchange, reclassification or cancellation of all or part of the preferred shares; or

      - create a new class of shares equal or superior to the preferred shares.

      The prospectus supplement relating to the particular series of preferred shares will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable;

      -     the offering price at which we will issue the preferred shares;

      - the title, designation of number of preferred shares and stated value of the preferred shares;

      - the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

      -     any conversion or exchange rights;

      - whether the preferred shares will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

      -     any liquidation rights;

      -     any sinking fund provisions;

      -     any voting rights; and

      - any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our articles of amalgamation.

      When we issue and receive payment for the preferred shares, the shares will be fully paid and non-assessable, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds.

      The rights of holders of the preferred shares offered may be adversely affected by the rights of holders of any preferred shares that may be issued in the future. Our board of directors may cause the preferred shares to be issued in public or private transactions for any proper corporate purposes and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors' ability to issue preferred shares may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.

TRANSFER AGENT AND REGISTRAR

      The transfer agent, registrar and dividend disbursement agent for the preferred shares will be stated in the applicable prospectus supplement.

                          DESCRIPTION OF COMMON SHARES

      We are authorized to issue an unlimited number of common shares. As of June 30, 2003, there were outstanding 36,426,282 common shares.

      The holders of common shares are entitled to receive dividends if, as and when declared by our board of directors, subject to the rights of the holders of any other class of shares of IMAX entitled to receive dividends in priority to the common shares. Certain of the instruments governing our existing indebtedness restrict our rights to pay dividends to the holders of the common shares. Holders of such indebtedness have priority over the rights of the holders of the common shares in the event of a liquidation, dissolution or winding up of IMAX. Upon our liquidation, dissolution or winding up, the holders of common shares are entitled to receive the assets of IMAX remaining after the claims of creditors and the rights of the holders of any other class of shares entitled to receive assets in priority to the holders of the common shares have been satisfied. The holders of the common shares are entitled to receive notice of and to attend all annual and special meetings of our shareholders and to one vote for each common share held at all meetings of our shareholders. Under our articles of incorporation, our board of directors is divided into three classes, each of which serves for a three year term.

      The rights attached to the common shares do not provide for cumulative voting rights or preemptive rights. Therefore, holders of more than 50% of the common shares are able to elect all our directors eligible for election each year. All of our issued and outstanding common shares are, and the common shares to be sold under this prospectus, when issued and paid for, will be, validly issued, fully paid and non-assessable. There are no redemption or sinking fund provisions applicable to the common shares.

      Our common shares are quoted on the Nasdaq National Market under the symbol "IMAX" and are listed on the Toronto Stock Exchange under the symbol "IMX."

      Under Canadian law, the affirmative vote of two-thirds of the votes cast is required for shareholder approval of an amalgamation (other than certain short form amalgamations), for any sale, lease or exchange of all, or substantially all, of our assets, if not in the ordinary course of our business, and certain other fundamental changes including an amendment to the articles of amalgamation. Other shareholder action is generally decided by a majority of the votes cast at a meeting of shareholders.

      There is no limitation imposed by Canadian law or by our articles of amalgamation or other charter documents on the right of a non-resident to hold or vote common shares, other than as provided by the Investment Canada Act, which requires notification and, in certain cases, advance review and approval by the Government of Canada of the acquisition by a non-Canadian of control of a Canadian business.

ARTICLE PROVISIONS

      The authorization of undesignated preferred shares in our articles of amalgamation makes it possible for our board of directors to issue preferred shares with rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

      Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Canadian law. We believe that the provisions in our bylaws are necessary to attract and retain qualified persons as directors and officers.

TRANSFER AGENT AND REGISTRAR

      The transfer agent and registrar for our common shares in the United States is Mellon Investor Services, L.L.C. and in Canada is Computershare Trust Company of Canada.

                             DESCRIPTION OF WARRANTS

   The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of senior debt securities, subordinated debt securities, preferred shares or common shares. Warrants may be issued independently or together with debt securities, preferred shares or common shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

DEBT WARRANTS

   The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

   -  the title of such debt warrants;

   -  the offering price for such debt warrants, if any;

   -  the aggregate number of such debt warrants;

   - the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

   - if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

   - if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

   - the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property);

   - the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

   - if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

   - whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

   -  information with respect to book-entry procedures, if any;

   - the currency or currency units in which the offering price, if any, and the exercise price are payable;

   - if applicable, a discussion of material Canadian and United States federal income tax considerations;

   -  the antidilution or adjustment provisions of such debt warrants, if any;

   - the redemption or call provisions, if any, applicable to such debt warrants; and

   - any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

STOCK WARRANTS

   The prospectus supplement relating to any particular issue of preferred share warrants or common share warrants will describe the terms of such warrants, including the following:

   -  the title of such warrants;

   -  the offering price for such warrants, if any;

   -  the aggregate number of such warrants;

   - the designation and terms of the common shares or preferred shares purchasable upon exercise of such warrants;

   - if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

   - if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

   - the number of common shares or preferred shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

   - the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

   - if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

   - the currency or currency units in which the offering price, if any, and the exercise price are payable;

   - if applicable, a discussion of material Canadian and United States federal income tax considerations;

   -  the antidilution provisions of such warrants, if any;

   -  the redemption or call provisions, if any, applicable to such warrants;
      and

   - any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

EXERCISE OF WARRANTS

   A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement.

   Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

   Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

   Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal of, or premium or interest, if any, on the debt securities purchasable upon such exercise of their warrants, and holders of warrants exercisable for preferred shares or common shares will not have any of the rights of holders of the preferred shares or common shares purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred shares, if any, or common shares purchasable upon such exercise.

GOVERNING LAW

   Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

                     DESCRIPTION OF STOCK PURCHASE CONTRACTS

   We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of our common shares or preferred shares, as applicable, at a future date or dates. The price per common share or preferred share, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.

   The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

   - whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common shares or preferred shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

   -  whether the stock purchase contracts are to be prepaid or not;

   - whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common shares or preferred shares;

   - any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts; and

   - whether the stock purchase contracts will be issued in fully registered or global form.

   The applicable prospectus supplement will describe the terms of any stock purchase contracts. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such stock purchase contracts.

                              DESCRIPTION OF UNITS

   We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

   The applicable prospectus supplement may describe:

   - the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

   - any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

   -  whether the units will be issued in fully registered or global form.

   The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

                        CERTAIN INCOME TAX CONSIDERATIONS

   The applicable prospectus supplement will describe certain United States federal income tax considerations of the acquisition, ownership and disposition of any securities offered under this prospectus by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), including, to the extent applicable, any such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

   The applicable prospectus supplement will describe certain Canadian federal income tax considerations to an investor who is a non-resident of Canada of acquiring any securities offered under this prospectus, including whether the payments of principal of, premium and interest, if any, on the debt securities will be subject to Canadian non-resident withholding tax.

                              PLAN OF DISTRIBUTION

   We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be named in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

   We and our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.

   If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

   Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.

   If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

   Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

   To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

   Any securities other than our common shares issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates and in the ordinary course of our business.

   The brokers dealers, if any, acting in connection with these sales might be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act. Any commission they receive and any profit upon the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

   During such time as we may be engaged in a distribution of the securities covered by this prospectus, we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our common shares.

                                  LEGAL MATTERS

   Unless otherwise specified in a prospectus supplement, certain Canadian legal matters in connection with the offering of securities issued and sold hereunder will be passed upon for us by McCarthy Tetrault LLP, Toronto, Ontario and certain U.S. legal matters in connection with the offering of securities issued and sold hereunder will be passed upon for us by Shearman & Sterling LLP, Toronto, Ontario and New York, New York.

                                     EXPERTS

   The audited consolidated financial statements and the related financial statement schedules, incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

                                  $250,000,000

                                IMAX CORPORATION

                                 DEBT SECURITIES

                                PREFERRED SHARES

                                  COMMON SHARES

                                    WARRANTS

                            STOCK PURCHASE CONTRACTS

                                      UNITS

                           --------------------------

                                   PROSPECTUS

                                     , 2003

                           --------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

         SEC registration and other securities
           commissions' filing fees                     $  28,225
         Stock exchange listing fees                    $  90,000
         Printing fees                                  $  40,000
         Accountant's fees and expenses                 $  75,000
         Legal fees and expenses                        $ 100,000
         Trustee's fees and expenses                    $  20,000
         Transfer Agent's fees and expenses             $  10,000
         Rating Agency Fees                             $  20,000
         Miscellaneous expenses                         $  20,000
                                                        ---------
               Total(1)                                 $ 403,225
                                                        =========

-------------

   (1) The amounts set forth above are estimates except for the SEC registration fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 124 of the Canada Business Corporations Act ("CBCA") and Section 7 of the registrant's By-Law No. 1 provide for the indemnification of directors and officers of the registrant. Under these provisions, the registrant shall indemnify a director or officer of the registrant (or a former director or officer) against all costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment, reasonably incurred by such director or officer in respect of any civil, criminal or administrative action or proceeding (other than in respect of an action by or on behalf of the registrant to procure a judgment in its favor) to which such individual is made a party by reason of his position with the registrant, if he fulfills the following two conditions:
(a) he acted honestly and in good faith with a view to the best interests of the registrant; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. In respect of an action by or on behalf of the registrant to procure a judgment in its favor, the registrant, with the approval of a court, may indemnify a director or officer of the registrant (or a former director or officer) against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in clauses (a) and (b) of the previous sentence. Notwithstanding the foregoing, a director or officer of the registrant (or a former director or officer) is entitled to indemnification from the registrant in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position with the registrant if he was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and he fulfills the conditions in clauses (a) and (b) of the second sentence of this paragraph.

   Section 7.4 of the registrant's By-Law No. 1 also provides that, to the extent permitted by law, no director or officer for the time being of the registrant shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the registrant through the insufficiency or deficiency of title to any property acquired by the registrant or for or on behalf of the registrant or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the registrant shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom or which any moneys, securities or other assets belonging to the registrant shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the registrant or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to act honestly and in good faith with a view to the best interests of the registrant and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

   The registrant maintains directors' and officers' liability insurance subject to deductibles in respect of SEC claims and claims for wrongful acts against insured persons.

ITEM 16. EXHIBITS

   The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS

a.    The undersigned registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

      (2) that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

d.    The undersigned registrant hereby undertakes that:

      (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of this registration statement as of the time it was declared effective; and

      (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

e. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on July 14, 2003.

                                         IMAX CORPORATION


                                         By:      /s/  Richard L. Gelfond
                                              ----------------------------------
                                              Name:   Richard L. Gelfond
                                              Title:  Co-Chairman and
                                                      Co-Chief Executive Officer

                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints, jointly and severally, Francis T. Joyce and Robert D. Lister, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on July 14, 2003.

               SIGNATURE                                              TITLE
               ---------                                              -----
  /s/  Richard L. Gelfond                  Co-Chairman and Co-Chief Executive Officer and Director
---------------------------                (Principal Executive Officer)
Richard L. Gelfond


  /s/  Bradley J. Wechsler                 Co-Chairman and Co-Chief Executive Officer and Director
---------------------------                (Principal Executive Officer)
Bradley J. Wechsler



  /s/  Neil S. Braun                       Director
---------------------------
Neil S. Braun



  /s/ Kenneth G. Copland                   Director
---------------------------
Kenneth G. Copland



  /s/ Michael Fuchs                        Director
---------------------------
Michael Fuchs



  /s/ Garth M. Girvan                      Director
---------------------------
Garth M. Girvan



  /s/ Murray B. Koffler                    Director
---------------------------
Murray B. Koffler



  /s/ Marc A. Utay                         Director
---------------------------
Marc A. Utay


  /s/  Francis T. Joyce                    Chief Financial Officer
---------------------------                (Principal Financial Officer)
Francis T. Joyce


  /s/  Kathryn A. Gamble                   Vice President, Finance and Controller
---------------------------                (Principal Accounting Officer)
Kathryn A. Gamble

                            AUTHORIZED REPRESENTATIVE

      Pursuant to the requirements of Section 6(a) of the Securities Act, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in it capacity as the duly authorized representative of IMAX Corporation in the United States, in the City of New York, State of New York, on July 14, 2003

                                         IMAX U.S.A. INC.



                                         By:    /s/  Robert D. Lister
                                              ----------------------------------
                                              Name:   Robert D. Lister
                                              Title:  Vice-President



                                         By:    /s/  Francis T. Joyce
                                              ----------------------------------
                                              Name:   Francis T. Joyce
                                              Title:  Vice-President of Finance

                                  EXHIBIT INDEX

 EXHIBIT NO.         DESCRIPTION
 -----------         -----------

 1.1+                Form of Underwriting Agreement for Debt Securities, Common Shares, Preferred
                     Shares, Warrants, Stock Purchase Contracts and/or Units.

 3.1                 Articles of Amalgamation of IMAX Corporation, dated January 1, 2002.
                     Incorporated by reference to Exhibit 3.1 to Form 10-K for the year ended
                     December 31, 2001.

 3.2                 General By-Law No.1 of IMAX Corporation enacted on June 7, 1999.  Incorporated by reference to Exhibit 3.2 to Form 10-Q for the quarter ended September 30,
                     1999.

 4.1*                Form of Senior Debt Securities Indenture.

 4.2*                Form of Subordinated Debt Securities Indenture.

 4.3                 Form of certificate representing IMAX Corporation common shares.
                     Incorporated by reference to Exhibit 3.3 to Form 20-F filed on May 24, 1994,
                     File No. 000-24216.

 4.4+                Form of Warrant Agreement, including the form of Warrant.

 4.5+                Form of Stock Purchase Contract Agreement, including the form of Security
                     Certificate.

 4.6+                Form of Unit Agreement, including the form of Unit Certificate.

 4.7*                Form of Senior Debt Security (included in Exhibit 4.1).

 4.8*                Form of Subordinated Debt Security (included in Exhibit 4.2).

 5.1*                Opinion of McCarthy Tetrault LLP.

 5.2*                Opinion of Shearman & Sterling LLP.

 12.1                Statement Regarding Computation of Ratios of Earnings to Fixed Charges.

 23.1                Consent of PricewaterhouseCoopers LLP.

 23.3*               Consent of McCarthy Tetrault LLP (included in Exhibit 5.1).

 23.4*               Consent of Shearman & Sterling LLP (included in Exhibit 5.2).

 24.1                Power of Attorney (included on signature pages).

* To be filed by amendment.

+ To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.